Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information, each dated May 1,2023, and each included in this Post-Effective Amendment No. 108 to the Registration Statement (Form N-1A, File No. 002-59353) of Guggenheim Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 24, 2023 on the financial statements and financial highlights of Guggenheim Series A (StylePlus—Large Core Series) Fund, Series B (Large Cap Value Series) Fund, Series D (World Equity Income Series) Fund, Series E (Total Return Bond Series) Fund, Series F (Floating Rate Strategies Series) Fund, Series J (StylePlus—Mid Growth Series) Fund, Series N (Managed Asset Allocation Series) Fund, Series O (All Cap Value Series) Fund, Series P (High Yield Series) Fund, Series Q (Small Cap Value Series) Fund, Series V (SMid Cap Value Series) Fund, Series X (StylePlus—Small Growth Series) Fund, Series Y (StylePlus—Large Growth Series) Fund, Series Z (Alpha Opportunity Series) Fund (fourteen of the funds constituting Guggenheim Variable Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 27, 2023